EXHIBIT 10.01

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

among

BLUE COAT SYSTEMS, INC.,

MANCHESTER SECURITIES CORP.

and

FRANCISCO PARTNERS II, L.P.

Dated: April 20, 2008

ii

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of April 20, 2008 (this “Agreement”), by and among Blue Coat Systems, Inc., a Delaware corporation (the “Company”), Manchester Securities Corp., a New York corporation (“Manchester”), Francisco Partners II, L.P., a Delaware limited partnership (“FP” and, together with Manchester the “Purchasers”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Cooper Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Packeteer, Inc., a Delaware corporation (“Target”), are entering into an Agreement and Plan of Merger, dated as of April 20, 2008 (as amended, the “Merger Agreement”), providing for the commencement and conduct of the Offer (as defined below) and, following consummation of the Offer, the merger of Merger Sub with and into Target, with Target continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, the Company proposes to issue and sell to each of the Purchasers, promptly following the Offer Acceptance, Zero Coupon Senior Convertible Notes due 2013 of the Company (the “Notes”) in the aggregate principal amount set forth opposite the name of such Purchaser on Schedule 2.1 hereto for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule 2.1 hereto, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Company proposes to issue to each of the Purchasers, promptly following the Offer Acceptance, a Warrant of the Company (the “Warrants”) exercisable for the number of shares of Common Stock (as defined below) set forth opposite the name of such Purchaser on Schedule 2.2 hereto, upon the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acceptance Date” shall mean the date on which Offer Acceptance occurs.

“Acquired Securities” means the Notes, the Conversion Shares issuable upon conversion of the Notes, the Warrants and the Warrant Shares.

“Affiliate” means (i) with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; (ii) with respect to any natural Person, (a) any spouse, lineal descendant, sibling or parent, or (b) any trust established solely for the benefit of such natural Person and/or any of the Persons set forth in the foregoing clause (a); and (iii) with respect to any Person that is a trust whose sole beneficiaries are individuals, such individuals and their lineal descendants. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement, the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” means the common stock, par value $0.0001, of the Company.

“Company Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, provided however that none of the following shall be deemed either alone or in combination, in and of themselves, to be a Company Material Adverse Effect: (i) except with respect to Section 3.2, any adverse effect resulting from or arising out of the Merger Agreement or the Transaction Documents, the announcement or pendency thereof or the consummation of the transactions contemplated thereby, (ii) changes, circumstances or conditions generally affecting the industry in which the Company and its Subsidiaries operate to the extent they do not disproportionately affect the Company or its Subsidiaries, (iii) changes in general economic or political conditions or in the financial markets to the extent they do not disproportionately affect the Company or its Subsidiaries, (iv) changes in law or accounting principles to the extent they do not disproportionately affect the Company or its Subsidiaries, (v) any actions required to be taken by any Transaction Document or the Merger Agreement, (vi) any Proceeding initiated by any Person (other than a Governmental Authority or any party to the Merger Agreement or any Transaction Documents) arising out of or related to any Transaction Document or the Merger Agreement or any transaction contemplated thereby, including such a Proceeding made or brought by any holder of Common Stock (on the holder’s own behalf, or on behalf of the Company), (vii) any Proceeding disclosed in the Company SEC Documents filed prior to the date hereof under the caption “Legal Proceedings” or in the notes to the financial statements contained therein (“Disclosed Proceeding”) or any Proceeding relating to or arising out of the facts and circumstances at issue in such Disclosed Proceeding to the extent the facts and circumstances are disclosed in Company SEC Documents filed prior to the date hereof or have been disclosed to the Purchasers prior to the date hereof, (viii) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent the same does not disproportionately affect the Company or its Subsidiaries, (ix) the failure of the Company to meet internal or analysts’ expectations or projections or (x) the Company’s revenues or results of operations for the three months ended April 30, 2008, except to the extent such revenues are materially lower than those previously disclosed to Purchasers prior to the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Governmental Authority” means any foreign, federal, state or local court, administrative body or other governmental or quasi-governmental entity with competent jurisdiction.

“Knowledge” means, with respect to any Person, the actual knowledge of the executive officers of such Person.

“Legal Requirement” means any law, statute, treaty, rule, regulation, determination of an arbitrator, a court or other Governmental Authority or a stock exchange.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Offer” shall have the meaning set forth in the Merger Agreement.

“Offer Acceptance” means the acceptance for payment by Merger Sub of shares of common stock of Target validly tendered and not withdrawn in the Offer, following the final expiration of the Offer (without giving effect to any Subsequent Offer Period).

“Permitted Transferee” means, with respect to any Purchaser, (A) any fund or co-investment partnership managed by an Affiliate of such Purchaser (a “Purchaser Fund”), (B) any general or limited partner of any Purchaser or any Purchaser Fund (collectively, a “Purchaser Partner”), and any corporation, partnership or other entity that is an Affiliate of any Purchaser Partner (collectively, “Purchaser Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any Purchaser, any Purchaser Fund, any Purchaser Partner or any Purchaser Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “Purchaser Associates”), or (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Purchaser, Purchaser Funds, Purchaser Partners, Purchaser Affiliates, Purchaser Associates, their spouses or their lineal descendants.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind.

“Proceeding” means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, review, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means, collectively, this Agreement, the Notes and the Warrants.

“Voting Stock” means any securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

(b) For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (b) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Annexes and other attachments, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits, Annexes and other attachments to, this Agreement; (c) references to “Schedules” are references to the disclosure schedules delivered in connection with this Agreement, (d) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection; (e) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (f) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”.

(c) The following capitalized terms are defined in the following Sections of this Agreement:

Term	Section
ACT	Section 4.5(a)
Agreement	Preamble
Cautionary Disclosures	Section 3.9
Claims	Section 3.5
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company SEC Documents	Section 3.8
Contractual Obligation	Section 3.2(a)
Conversion Shares	Section 3.2(a)
FP	Preamble
GAAP	Section 3.9
HSR Act	Section 3.3
Indemnified Liabilities	Section 8.14
Indemnitees	Section 8.14
Insolvent	Section 3.16
Lock-up Period	Section 5.3
Manchester	Preamble
Merger	Recitals
Merger Agreement	Preamble
Merger Agreement	Recitals
Merger Sub	Preamble
Merger Sub	Recitals
Notes	Preamble
Notes	Recitals
Orders	Section 3.2(a)
Purchaser Affiliates	Section 1.1(a)
Purchaser Associates	Section 1.1(a)
Purchaser Fund	Section 1.1(a)
Purchaser Partner	Section 1.1(a)
Purchasers	Preamble
Registration Statement	Section 5.2
Restricted Securities	Section 5.3
Target	Recitals
Transfer	Section 5.3

ARTICLE II

PURCHASE AND SALE OF NOTES

Section 2.1 Purchase and Sale of Notes and Issuance of Warrants. Subject to the terms and conditions herein set forth, at the Closing, each Purchaser agrees to purchase from the Company and the Company agrees to issue and sell to each Purchaser, the aggregate principal amount of Notes set forth opposite such Purchaser’s name on Schedule 2.1, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule 2.1 and Warrants to purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Schedule 2.2. The Notes shall be issued substantially in the form attached hereto as Exhibit A and the Warrants shall be issued substantially in the form attached hereto as Exhibit B, in each case as such form may be modified with the written consent of all Purchasers. At the Closing: (i) each Purchaser shall deliver the purchase price payable by such Purchaser to the Company by wire transfer of immediately available funds to an account designated by the Company at least one Business Day prior to the Closing Date and (ii) the Company shall deliver to each Purchaser one or more duly executed and validly issued Notes registered in the name of the Purchaser, representing the aggregate principal amount of the Notes set forth opposite such Purchaser’s name on Schedule 2.1, free and clear of all Liens, taxes and charges in respect of the issuance thereof and one or more duly executed and validly issued Warrants registered in the name of the Purchaser, representing the aggregate number of Warrant Shares set forth opposite such Purchaser’s name on Schedule 2.2, free and clear of all Liens, taxes and charges in respect of the issuance thereof.

Section 2.2 Closing. Unless this Agreement shall have terminated pursuant to ARTICLE VII, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94025, at 10:00 a.m., local time, on the Acceptance Date, or at such other time, place and date that the Company and all of the Purchasers may agree in writing (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure to be so qualified would not reasonably be expected to have Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents or to comply with its obligations thereunder. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and the Registration Rights Agreements.

Section 3.2 Authorization; No Contravention.

(a) The execution, delivery and performance by the Company of each Transaction Document and the Registration Rights Agreements (as defined below) and the transactions contemplated thereby (excluding, for purposes of this Section 3.2, the consummation of the Offer and the Merger but including the issuance of shares of Common Stock upon conversion of Notes (the “Conversion Shares”) and including the issuance of the Warrant Shares upon exercise of the Warrants): (i) have been duly authorized by all necessary corporate action of the Company, including by the Board of Directors excluding Keith Geeslin; (ii) do not contravene the terms of the Company’s or any of its Subsidiaries’ certificate of incorporation or bylaws or any other governing or organizational documents; (iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation (each a “Contractual Obligation”) to which the Company or any of its Subsidiaries is party or by which any of their respective assets are bound or, subject to compliance with the matters addressed in Section 3.3, any Legal Requirement applicable to the Company or any of its Subsidiaries; and (iv) do not violate any judgment, injunction, writ, award, decree or order (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company, any of its Subsidiaries or any of their respective assets, except, in the case of clauses (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents or to comply with its obligations thereunder.

(b) Prior to the date of this Agreement, the Board of Directors excluding Keith Geeslin has (a) determined that this Agreement is advisable and in the best interests of the Company and the stockholders of the Company and (b) approved the transactions contemplated by this Agreement.

(c) As of the Closing, 4,450,867 shares of Common Stock shall have been duly authorized and reserved for issuance (which number of shares equals 105% of the maximum number of shares of Common Stock issuable upon conversion of the Notes at the initial Conversion Rate (as defined in the Notes) and upon issuance of the Warrants at the initial Exercise Price (as defined in the Warrants).

Section 3.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the other parties hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Transaction Documents or the transactions contemplated thereby (excluding, for purposes of this Section 3.3, the consummation of the Offer and the Merger but including the issuance of Conversion Shares upon the conversion of Notes), except for (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in connection with the issuance of Conversion Shares upon conversion of the Notes and the issuance of the Warrant Shares upon exercise of the Warrants and (ii) compliance with the Exchange Act and other applicable securities laws. Assuming the accuracy of the representations and warranties of the other parties hereto, the offer and issuance by the Company of the Acquired Securities is exempt from registration under the Securities Act.

Section 3.4 Binding Effect. This Agreement has been and, when executed and delivered by the Company, each of the other Transaction Document and the Registration Rights Agreements will have been, duly executed and delivered by the Company, and this Agreement constitutes and, when executed and delivered by the Company, the other Transaction Document and the Registration Rights Agreements will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

Section 3.5 Litigation. As of the date hereof, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or by or before any Governmental Authority against or involving the Company, Merger Sub or their respective assets which seek to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents by the Company. As of the date hereof, no Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents by the Company.

Section 3.6 Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on April 17, 2008: (i) 38,244,947 shares of Common Stock were issued and outstanding; (ii) 276,473 shares of Common Stock were held by the Company in its treasury and (iii) 3,461,650 shares of Common Stock were reserved and available for issuance upon exercise of Company employee stock options or otherwise pursuant to employee stock incentive plans of the Company. Except as provided in this Section 3.6(a), or as otherwise contemplated by this Agreement, the other Transaction Documents or the Merger Agreement, (i) there are no shares of capital stock or other voting securities or equity interests of the Company issued, reserved for issuance or outstanding and no options, warrants, conversion privileges, subscription or purchase rights or other rights to purchase or otherwise acquire capital stock or other securities of the Company and (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its capital stock or other securities.

(b) All of the Conversion Shares and Warrant Shares shall, when issued, be validly issued, fully paid and non-assessable and will be free and clear of all Liens, other than any Liens created by the recipient thereof or under this Agreement or any other Transaction Document or under applicable securities laws, and not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No preemptive rights, rights of first refusal, securities issuance participation rights or other rights exist to subscribe for, purchase, or otherwise participate, with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement, the issuance of the Conversion Shares pursuant to the terms of the Notes, the issuance of the Warrants by the Company pursuant to this Agreement, the issuance of the Warrant Shares pursuant to the terms of the Warrants and this Agreement. No further approval or authority of the stockholders or the Company’s Board of Directors will be required for the issuance and sale of the Notes, Conversion Shares, Warrants or Warrant Shares by the Company as contemplated herein (even after taking into consideration any assumption of equity incentive awards and issuance of securities pursuant to the Merger Agreement).

Section 3.7 Merger Agreement. Upon execution and delivery of the Merger Agreement, the Merger Agreement will be valid and in full force and effect and enforceable against the Company, Merger Sub and Target, in accordance with its terms, except as enforceability may be limited by Enforceability Exceptions. The representations and warranties of the Company and Merger Sub set forth in Article 6 of the Merger Agreement are true and correct as of the date hereof.

Section 3.8 Public Filings. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2007 (collectively, the “Company SEC Documents”). As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the Closing Date will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date (but, prior to the date hereof) shall be deemed to modify information as of an earlier date.

Section 3.9 Financial Statements; Undisclosed Liabilities. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to the condensation or omission of certain information and footnote disclosures as permitted under the Exchange Act). There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations disclosed and provided for in the financial statements included in the Company SEC Documents filed prior to the date hereof or as otherwise fairly disclosed in the Company SEC Documents filed prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein, in each case to the extent that they are cautionary, predictive or forward-

looking in nature (such disclosures, collectively, the “Cautionary Disclosures”)), liabilities incurred in the ordinary course of business since January 31, 2008 and liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10 Absence of Changes. Since January 31, 2008, except as fairly disclosed in the Company SEC Documents filed prior to the date hereof (excluding any Cautionary Disclosures), the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Purchasers or any of their Affiliates in connection with the transactions contemplated by any Transaction Document, based on any agreement, arrangement or understanding with the Company or any of its Affiliates.

Section 3.12 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Acquired Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 3.13 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Acquired Securities.

Section 3.14 No Integrated Offering. None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Acquired Securities under the Securities Act or cause this offering of the Acquired Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Acquired Securities under the Securities Act or cause the offering of the Acquired Securities to be integrated with other offerings.

Section 3.15 Application of Takeover Protections; Rights Agreement. The Company and the Board of Directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Acquired Securities and any Purchaser’s ownership of the Acquired Securities.

Section 3.16 Insolvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. For purposes of this Section 3.16, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

Section 3.17 Form S-3 Eligibility. As of the date hereof, the Company is eligible to register the Conversion Shares and Warrant Shares for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers hereby represents and warrants, for itself only and not jointly or severally with any other Purchaser, to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Existence and Power. Such Purchaser (a) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure to be so qualified would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Transaction Documents to which such Purchaser is or is to be made a party or to comply with its obligations thereunder. Such Purchaser has the power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or is to be made a party.

Section 4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of the Transaction Documents and the transactions contemplated thereby (excluding, for purposes of this Section 4.2, the consummation of the Offer and the Merger but including the issuance of Conversion Shares upon the conversion of Notes and the issuance of the Warrant Shares upon exercise of the Warrants), (a) have been duly authorized by all necessary organizational action of such Purchaser, (b) do not contravene the terms of such Purchaser’s governing or organizational documents, and (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would not result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation to which such Purchaser is party or by which any of its assets are bound or, subject to compliance with the matters addressed in Section 4.3, any Legal Requirement applicable to such Purchaser and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser or its assets, except, in the case of clauses (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Transaction Documents to which such Purchaser is or will be made a party or to comply with its obligations thereunder.

Section 4.3 Governmental Authorization; Third Party Consents. Assuming the accuracy of the representations and warranties of the other parties hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of the Transaction Documents or the transactions contemplated thereby (excluding, for purposes of this Section 4.3, the consummation of the Offer and the Merger but including the issuance of Conversion Shares upon the conversion of Notes and the issuance of the Warrant Shares upon exercise of the Warrants), except for (i) compliance with the HSR Act in connection with the issuance of Conversion Shares upon conversion of the Notes and (ii) compliance with the Exchange Act and other applicable securities laws.

Section 4.4 Binding Effect. This Agreement has been and, when executed and delivered by such Purchaser, the other Transaction Document to which such Purchaser is to be made a party will have been, duly executed and delivered by such Purchaser and this Agreement constitutes and, when executed and delivered by such Purchaser, such other Transaction Document will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

Section 4.5 Acquisition for Own Account. The Acquired Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Acquired Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state of the United States, without prejudice, however, to the rights of such Purchaser at all times (subject to the terms of the Transaction Documents and the Registration Rights Agreements) to sell or otherwise dispose of all or any part of such Acquired Securities in a transaction that does not violate the Securities Act under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Acquired Securities, such Purchaser understands and agrees that it may do so only in compliance with the Transaction Documents, the Registration Rights Agreements and the Securities Act and applicable state and foreign securities laws, as then applicable and in effect. Such Purchaser agrees to the imprinting of a legend on certificates representing all of its Acquired Securities to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NOTE PURCHASE AGREEMENT DATED AS OF APRIL 20, 2008, BY AND AMONG THE ISSUER AND THE OTHER PERSONS NAMED THEREIN, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.”

Section 4.6 Restricted Securities. Such Purchaser understands that (i) the Acquired Securities will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act, (ii) the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein, and (iii) such Acquired Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Acquired Securities, except as provided herein. Such Purchaser acknowledges that no public market now exists for the Notes, and that the Company has given no assurance that a public market will ever exist.

Section 4.7 Litigation. As of the date hereof, there are no Claims pending or, to the Knowledge of such Purchaser, threatened, at law, in equity, in arbitration or by or before any Governmental Authority against or involving such Purchaser or its assets, which seek to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents by such Purchaser. No Order has been issued by any court or other Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents by such Purchaser.

Section 4.8 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or any of its Affiliates in connection with the transactions contemplated by any Transaction Document, based on any agreement, arrangement or understanding with such Purchaser or any of its Affiliates.

Section 4.9 Accredited Investor. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the other Transaction Documents, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 of Regulation D, promulgated under the Securities Act.

Section 4.10 Beneficial Ownership of Voting Stock. As of the date of this Agreement, such Purchaser does not Beneficially Own any Voting Stock or securities convertible into or exchangeable for shares of Voting Stock (excluding any Voting Stock of which such Purchaser may be deemed to have Beneficial Ownership as a result of being party to any Transaction Document or as a result of Beneficial Ownership of Company securities by a director of the Company).

Section 4.11 Availability of Funds. Each Purchaser will have on the Closing Date available capital sufficient to purchase the Notes on the Closing Date. Except as provided in the Transaction Documents, there are no conditions precedent or other contingencies related to such Purchaser’s funding of the purchase of the Notes.

Section 4.12 No Other Representations. Except for the representations and warranties contained in ARTICLE III, each Purchaser acknowledges that neither Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or regarding any other information provided to any Purchaser.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Use of Proceeds. The Company shall use the net proceeds of the issuance of Notes for the purpose of financing the Offer and the Merger. The Company shall use any proceeds remaining after such use for general corporate and working capital purposes.

Section 5.2 Public Information; Registration Rights. Following the expiration of the Lock-up Period, the Company shall use commercially reasonable efforts to make publicly available such information as is required by Rule 144(c) under the Securities Act, for so long as is necessary to permit the resale by the Purchasers pursuant to Rule 144 of the Conversion Shares and Warrant Shares. If such resale of such Conversion Shares and Warrant Shares pursuant to Rule 144 by the Purchasers is not possible due to the Company’s failure to comply with the preceding sentence, upon the written request of the Purchasers, (a) the Company shall use its commercially reasonable efforts to (i) file a registration statement relating to the resale of the Conversion Shares and Warrant Shares (the “Registration Statement”) within 120 days after receipt of such request and (ii) have such Registration Statement declared effective as promptly as practicable thereafter but in any event no later than 180 days after such request and (b) the Company and the Purchasers shall enter into a customary registration rights agreement (a “Registration Rights Agreement”) governing the preparation and filing of such Registration Statement, sales of Conversion Shares and Warrant Shares thereunder and including customary blackout periods and customary indemnification provisions. Additionally, the Company and FP agree (a) that the Company shall (i) file a registration statement relating to the resale of the Conversion Shares and Warrant Shares held by FP (the “Affiliate Registration Statement”) within 120 days after Closing Date, and (ii) use its commercially reasonable efforts to have such Affiliate Registration Statement declared effective as promptly as practicable thereafter but in any event no later than the expiration of the Lock-up Period and (b) prior to the Closing Date, to enter into a registration rights agreement (also a “Registration Rights Agreement”) on terms substantially similar to Sections

1 and 3 of the Company’s Investor Rights Agreement dated June 22, 2006 (including the term in the Investor Rights Agreement that the Company shall not be required to file the Affiliate Registration Statement, have it declared effective or make it available for use during any period when the Company is not eligible to use Form S-3). For the avoidance of doubt, failure by the Company to comply with its obligations in this Section 5.2 shall not give rise to the acceleration of the Notes, either automatically or at the option of any holder of the Notes, and, notwithstanding Section 6.1(b), shall not be a condition to closing under this Agreement.

Section 5.3 Lock-Up. Each Purchaser agrees, on a several and not joint basis, that for a period of 180 days from the Closing Date, (the “Lock-up Period”), such Purchaser shall not, without the prior written consent of the Company, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (“Transfer”) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (collectively, the “Restricted Securities”) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Restricted Securities. Notwithstanding the foregoing, this Section 5.3 shall not restrict any Purchaser or any Permitted Transferee of such Purchaser (x) from Transferring any Restricted Securities pursuant to a merger of the Company with any other Person, a tender offer or exchange offer for any and all shares of Common Stock or other similar transaction, provided that such merger, offer or transaction has been approved by the Board of Directors of the Company or (y) Transferring any Restricted Securities or any of the economic benefit or risks of ownership thereof to any Permitted Transferee of such Person, provided, however, that it shall be a condition to any Transfer pursuant to this clause (y) that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities (but only the Restricted Securities or any of the economic benefit or risks of ownership thereof) subject to the provisions of this Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Agreement. Notwithstanding any provision of this Agreement, nothing herein shall restrict the transfer of any securities owned by a director of the Company. Notwithstanding the foregoing, (i) nothing in this Agreement shall restrict the Purchasers from purchasing or otherwise acquiring shares of Common Stock, subject to compliance with applicable law, after the date hereof (any shares so acquired after the date hereof other than Conversion Shares or Warrant Shares, “Additional Shares”) and (ii) during the Lock-up Period, each Purchaser shall be permitted to Transfer shares of Common Stock or the economic benefits or risks of ownership of such shares, so long as the number of shares of Common Stock so Transferred (directly or on an share-equivalent basis by the transfer of the economic benefits or risks of ownership) is not greater than the excess of the aggregate number of Additional Shares purchased by such Purchaser over the number of shares of Common Stock previously Transferred pursuant to this sentence.

Section 5.4 Removal of Legend. The legend described in Section 4.5 shall be removed and the Company shall issue, or shall cause its transfer agent to issue, a certificate without such legend to the holder of Acquired Securities upon which it is stamped (or, in the case of Conversion Shares or Warrant Shares, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposits and Withdrawal at Custodian system), if (i) such Acquired Securities are sold pursuant to an effective registration statement or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Acquired Securities may be made without registration under the applicable requirements of the Securities Act.

Section 5.5 Adjustments. The Company shall not take any action between the date hereof and the Closing which would, if taken after the issuance of the Notes, result in an adjustment to the Conversion Price (as defined in the Notes) pursuant to Section 6 of the Notes or the Exercise Price (as defined in the Warrants) or number of Warrant Shares pursuant to Section 2 of the Warrants, unless the parties hereto shall have amended this Agreement (including the form of Notes and Warrants) as mutually agreed to provide for an appropriate adjustment to the initial Conversion Price of the Notes and the initial Exercise Price of the Warrants, nor shall the Company take any action between the date hereof and the Closing which would, if taken after the issuance of the

Notes and the Warrants, result in an issuance of rights, options or warrants or the payment of dividends or distribution of cash or other assets pursuant to Section 6 of the Notes or Section 2 of the Warrants.

ARTICLE VI

CLOSING CONDITIONS

Section 6.1 Conditions of each Purchaser. The obligations of each Purchaser to consummate the transactions contemplated by the Transaction Documents shall be subject to the satisfaction, or waiver by each Purchaser, of the following conditions on or before the Closing Date:

(a) (a)(i) the representations and warranties of the Company set forth in ARTICLE III of this Agreement (other than Section 3.6(a)), disregarding any materiality or Company Material Adverse Effect qualifications contained in any such representation or warranty, shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a different date is specified therein, in which case at and as of such specified date), with only such exceptions as have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (ii) the representations and warranties of the Company set forth in Section 3.6(a)) shall be true in all but de minimis respects at and as of the Closing Date;

(b) The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in the Transaction Documents to be performed by it on or prior to the Closing Date.

(c) No provision of any applicable Legal Requirement and no Order shall prohibit the execution, delivery or performance of this Agreement or any other Transaction Document or the Registration Rights Agreements by any party hereto or thereto.

(d) Each condition to the closing of the Offer set forth in Annex I of the Merger Agreement shall have been satisfied in all material respects and not waived (other than any waiver made with the prior written consent of all of the Purchasers) and the Merger Agreement shall not have been amended in any material respect. For purposes of this Section 6.1(d), to the extent Section 7.01 of the Merger Agreement prohibits an action by Target without the prior written consent of the Company, the Company’s consent to any such action shall not be deemed to be an amendment to or waiver of the Merger Agreement or any condition to the Offer.

(e) The Offer Acceptance shall have occurred.

(f) The Company shall have executed and delivered to such Purchaser (A) each of the Transaction Documents, (B) the Notes (in such principal amounts as are permitted under the terms of the Notes) being purchased by such Purchaser at the Closing pursuant to this Agreement and (C) the Warrants (for such number of Warrant shares as are permitted under the terms of the Warrants) being issued to such Purchaser at the Closing pursuant to this Agreement.

(g) The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(h) The Common Stock (i) shall be designated for quotation or listed on the Nasdaq Global Select Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Global Select Market from trading on the Principal Market.

Section 6.2 Conditions of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement and by the other Transaction Documents shall be subject to the satisfaction, or waiver by the Company, of the following conditions on or before the Closing Date:

(a) The representations and warranties of the Purchasers set forth in ARTICLE IV of this Agreement, disregarding any materiality qualifications contained in any such representation or warranty, shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a different date is specified therein, in which case at and as of such specified date), with only such exceptions as have not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchasers’ ability to consummate the transactions contemplated by the Transaction Documents.

(b) Each of the Purchasers shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any of the Transaction Documents to be performed by it on or prior to the Closing Date.

(c) No provision of any applicable Legal Requirement and no Order shall prohibit the execution, delivery or performance of this Agreement or any other Transaction Document by any party hereto or thereto.

(d) The Offer Acceptance shall have occurred.

(e) Each Purchaser shall have executed and delivered to the Company (A) each of the Transaction Documents and (B) the purchase price of the Notes at the Closing pursuant to this Agreement.

ARTICLE VII

TERMINATION OF AGREEMENT AND REMEDIES

Section 7.1 Termination. This Agreement shall be terminated prior to the Closing only as follows:

(a) at any time on or prior to the Closing Date, by mutual written consent of each of the Purchasers and the Company;

(b) at the election of all of the Purchasers or the Company after the End Date (as defined in the Merger Agreement); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c) upon any bona fide termination of the Merger Agreement not undertaken for the purpose of avoiding obligations under this Agreement;

(d) at the election of all of the Purchasers if, without the prior written consent of the Purchasers, the Merger Agreement shall have been amended in any material respect or any condition to the Offer shall have been waived, provided, however, that to the extent Section 7.01 of the Merger Agreement prohibits an action by Target without the prior written consent of the Company, the Company’s consent to any such action shall not be deemed to be an amendment to, or waiver of, the Merger Agreement or any condition to the Offer.

(e) at the election of all of the Purchasers or the Company in the event that any Governmental Authority shall have issued an Order, or taken any other action, restraining or otherwise prohibiting the consummation of the transactions contemplated by any Transaction Document or any Registration Rights Agreement, and such Order or other action shall have become final and non-appealable.

In the event of termination pursuant to this Section 7.1, the party or parties so terminating the Agreement shall provide prompt written notice thereof to each of the other parties.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 3.11 or Section 4.8 (Brokers), this Section 7.2 and ARTICLE VIII, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful and material breach of this Agreement or for fraud.

Section 7.3 Remedies. The remedies provided herein shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any party to pursue damages for any failure to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other parties and that monetary damages would not be an adequate remedy for any such breach. Each party therefore agrees that, in the event of any such breach or threatened breach, the other parties shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach or to an order for specific performance, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Governing Law; Disputes. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and the Purchasers hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in state of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.11 shall be deemed effective service of process on such party.

Section 8.2 WAIVER OF JURY TRIAL. EACH OF THE PURCHASERS AND THE COMPANY, HEREBY IRREVOCABLY WAIVE ANY RIGHT TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 8.3 Entire Agreement; Amendment. This Agreement (together with the exhibits and schedules hereto, which are incorporated herein by reference and made a part hereof), together with the Notes, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto, and any such amendment, modification or supplement shall be binding on all parties hereto.

Section 8.4 Waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

Section 8.5 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, no assignment of any rights or obligations hereunder shall be made by any party hereto without the written consent of the other parties hereto; provided, that any Purchaser may assign its right to purchase Notes hereunder to an Affiliate of such Purchaser; provided, further, that no such assignment shall relieve such Purchaser of its obligations hereunder.

Section 8.6 Invalid Provisions. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.

Section 8.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 8.8 Survival. All representations, warranties, covenants and agreements made by the Company and each Purchaser herein shall survive the execution of this Agreement and the Closing.

Section 8.9 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 8.11 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

If to the Company, to:

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, CA 94085

Attention: Betsy E. Bahya

Facsimile: (408) 220-2175

with a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Facsimile No.: (650) 752-2111

Attention: William M. Kelly

Sarah K. Solum

If to Manchester, to:

Manchester Securities Corp.

712 Fifth Avenue, 36th Floor

New York, NY 10019

Facsimile: (212) 478-2871

Attention: Jesse A. Cohn

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile: (212) 757-3900

Attention: Robert B. Schumer

Steven J. Williams

If to FP, to:

Francisco Partners II, L.P.

One Letterman Drive

Building C, Suite 410

San Francisco, CA 94129

Facsimile: (415) 418-2999

Attention: Mr. Keith Geeslin

with a copy to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, California 94111

Facsimile: (415) 894-8701

Attention: Michael J. Kennedy

C. Brophy Christensen

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 8.11, be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.11, be deemed given upon facsimile confirmation, (y) if delivered by mail in the manner described above to the address as provided in this Section 8.11, upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 8.11, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.11). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

Section 8.12 Expenses. Each of the parties shall bear its own costs and expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby.

Section 8.13 Publicity; Confidentiality. Except as may be required by applicable Legal Requirements, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, or any of the other parties hereto, without prior written approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any party from disclosing information to such party’s officers, directors, equity holders, advisors, employees, members, partners, controlling Persons, auditors or counsel. If any disclosure is required by any Legal Requirement to be made by any party hereto, prior to making such announcement such party will, to the extent practicable, deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

Section 8.14 Indemnification. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, from and after the Closing, the Company shall indemnify, defend and hold harmless each Purchaser and its Affiliates (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements and costs to enforce this provision (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents and the Registration Rights Agreements. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BLUE COAT SYSTEMS, INC.

By:	/s/ Brian M. NeSmith
Name:	Brian M. NeSmith
Title:	President and Chief Executive Officer

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

FRANCISCO PARTNERS II, L.P.

By:	Francisco Partners GP II, L.P., General Partner
By:	Francisco Partners GP II Management LLC, General Partner

By:	/s/ Keith B. Geeslin
Name:	Keith B. Geeslin
Title:	Managing Member

[Signature Page to Note Purchase Agreement]

Exhibit A

[Form of Note]

Exhibit B

[Form of Warrant]

Schedule 2.1

Principal Amount and Purchase Price of Notes

Purchaser	Principal Amount of Note	Purchase Price of Note
Manchester Securities Corp.	$40,000,000	$40,000,000
Francisco Partners II, L.P.	$40,000,000	$40,000,000

TOTAL	$80,000,000	$80,000,000

Schedule 2.2

Shares Subject to Warrants

Purchaser	Shares Subject to Warrants
Manchester Securities Corp.	192,678
Francisco Partners II, L.P.	192,678

TOTAL	385,356